UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2012

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.06	Material Impairments.

On December 13, 2012, the Board of Directors of Buckeye GP LLC (the “Board”), the general partner of Buckeye Partners, L.P. (“Buckeye”), approved ceasing operations on a portion of Buckeye’s NORCO pipeline system consisting of approximately 169 miles of refined petroleum products pipelines and related assets in Illinois and Indiana. Operations on the affected portion of the system are expected to cease early in the first quarter of 2013. The Board also determined that the decision to cease operations on this portion of the NORCO system triggered a requirement to record a non-cash impairment charge of the affected assets in the fourth quarter of 2012. Buckeye estimates that the amount of the charge will be $50-60 million. The charge includes approximately $10-15 million of pipeline removal and decommissioning costs, which are expected to be incurred during 2013 and 2014. This portion of the NORCO system accounted for approximately 1% of the total Pipeline & Terminals segment’s revenue of $528 million for the nine months ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: December 19, 2012